Exhibit 10.3

Loan Agreement

This agreement is entered into by and between the following parties as of January, 2013 in Beijing, China.

Party A: Xingtai Zhongding Kirin Real Estate Development Co., Ltd.
Party B: Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd.

Article 1.	Loan Amount
Both parties agree that, for the purpose of supporting Party B’s development, Party A provides a RMB 30,000,000 loan (the “Loan”) to Party B for the investment of Jiangsu Huaxia Kirin Network Communications Co., Ltd. (“Huaxia Kirin Network Communications”)

Article 2.	Term
Both parties agree that the term of the Loan shall be from January 20, 2013 to the date on which the investment of Huaxia Kirin Network Communications is completed by Party B.

Article 3.	Interest
Both parties agree that the Loan shall be interest free.

Article 4.	Governing Law and Resolution of Dispute
This agreement shall be governed by PRC law. Any disputes under this agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to the people’s court at the place where the plaintiff is domiciled.

Article 5.	Effectiveness
This agreement shall become effective upon the execution by both parties. This agreement shall be executed in duplicate; each party shall hold one original.

Creditor:
Xingtai Zhongding Kirin Real Estate Development Co., Ltd.          (Seal)
Authorized Representative or Legal Representative

(signature) _________________________________

Borrower:
Huaxia Huifeng Ventures Capital Management (Beijing) Co., Ltd.       (Seal)
Authorized Representative or Legal Representative

(signature) _________________________________